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                                                                Exhibit 23.01(c)


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 8, 1998 with respect to the financial statements of The Hamilton-Ryker Company, LLC included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-53745) and related Prospectus of Corporate Staffing Resources, Inc. for the registration of __________ shares of its common stock.

/s/ Ernst & Young LLP

Raleigh, NC
September 24, 1998